UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. beginning on October 21, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On October 28, 2024, the Board of Directors (the “Board”) of the Company, following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Adam Pelavin, Jagannathan Bhalaji, and Santhosh Nagaraj to serve immediately as members of the Board with a term expiring at the Company’s 2025 annual meeting of stockholders. In connection with the election of such directors to the Board, the Board also approved an increase in the size of the Board from four to seven members.

In connection with Messrs. Pelavin, Bhalaji, and Nagaraj’s election to the Board, and pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Board intends to grant to each new director a stock option to purchase up to 625 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the OTCQX on the date of grant. The stock options will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to their continued service as a director.

In addition, each director is entitled to receive an annual cash retainer of $30,000 and an annual grant of a stock option to purchase 125 shares for his service as a non-employee director of the Company pursuant to the Director Compensation Policy.

The Company and each of Mr. Bhalaji and Mr. Nagaraj intend to enter into Securities Purchase Agreements for the purchase and sale of shares of the Company’s common stock and it will be a condition to closing that each of Mr. Bhalaji and Mr. Nagaraj shall be appointed as a director of the Company.

Except as described above, there are no arrangements or understandings between Messrs. Pelavin, Bhalaji, and Nagaraj and any other person pursuant to which Messrs. Pelavin, Bhalaji, and Nagaraj was appointed as a director of the Company. There are no transactions to which the Company is a party and in which Messrs. Pelavin, Bhalaji, and Nagaraj have a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Messrs. Pelavin, Bhalaji, and Nagaraj have not previously held any positions with the Company and have no family relations with any directors or executive officers of the Company.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: November 1, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary